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                                                                      EXHIBIT 21


                         FIRST UNITED BANCSHARES, INC.
                                  Subsidiaries


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
Name                                                                             Jurisdiction of Incorporation
----                                                                             -----------------------------
The First National Bank                                                              United States
of El Dorado, El Dorado
Arkansas

First United Trust Company, N.A.                                                     United States
El Dorado, Arkansas

City National Bank                                                                   United States
of Fort Smith, Fort Smith
Arkansas

First National Bank                                                                  United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                                                          United States
N.A., Camden, Arkansas

Commercial Bank at Alma                                                              Arkansas
Alma, Arkansas

The Bank of North Arkansas                                                           Arkansas
Melbourne, Arkansas

First United Bank                                                                    Arkansas
Stuttgart, Arkansas

City Bank & Trust of Shreveport                                                      Louisiana
Shreveport, Louisiana

FirstBank                                                                            Texas
Texarkana, Texas

Fredonia State Bank                                                                  Texas
Nacogdoches, Texas
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